                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8


            Registration Statement under the Securities Act of 1933


                            AZTEC MANUFACTURING CO.
              (Exact name of issuer as specified in its charter)

          Texas                                            75-0948250
(State or other jurisdiction of                 (I.R.S. Employer Identification
incorporation or organization)                  Number)

400 North Tarrant Street, Crowley, Texas                      76036
(Address of Principal Executive Offices)                    (ZIP Code)


            AZTEC MANUFACTURING CO. EMPLOYEE BENEFIT PLAN AND TRUST
                           (Full title of the plan)

                                 L. C. MARTIN
                            400 North Tarrant Road
                             Crowley, Texas 76036
                    (Name and address of agent for service)

                                (817) 297-4361
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                   Shannon, Gracey, Ratliff & Miller, L.L.P.
                              1600 Bank One Tower
                            500 Throckmorton Street
                            Fort Worth, Texas 76102
                          Attention: Sam Rosen, Esq.

                        CALCULATION OF REGISTRATION FEE

Title of                                  Proposed Maximum        Proposed Maximum            Amount of
Securities to be          Amount to be         Offering Price             Aggregate            Registration Fee
Registered (1)          Registered (1)(2)     Per Share (1)(2)       Offering Price (1)(2)          (1)(2)
Aztec Manufacturing
Co. Common Stock              48,737              $ 9.375                  $  456,909               $  127.02

(1) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(b).

(2) Based on a market value of $9.375 per share, which is the average of the high and low prices of Aztec Manufacturing Co. common stock on the New York Stock Exchange on December 3, 1999, as reported in the Wall Street Journal.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents and all documents subsequently filed by Aztec Manufacturing Co. ("Company" or "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

               (a) The Company's Annual Report on Form 10-K for the year ended February 28, 1999;

               (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended May 31, 1999 and August 31, 1999, and the Company's Current Report on Form 8-K dated September 15, 1999, as amended on November 15, 1999;

               (c) "Item 1. Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A (File No. 001-12777) describing the Company's common stock, as filed with the Securities and Exchange Commission on February 24, 1997.

Item 4.  Description of Securities

               Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Certain legal matters relating to the Plan have been passed upon for the Registrant by Shannon, Gracey, Ratliff & Miller, L.L.P., 500 Throckmorton Street, Suite 1600, Fort Worth, Texas 76102. At the time such legal matters were undertaken, Mr. Sam Rosen, a partner in Shannon, Gracey, Ratliff & Miller, L.L.P., was a director and the secretary of the Registrant and was the beneficial owner of 14,339 shares of Registrant common stock and exercisable options to purchase

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an additional 4,100 shares of Registrant common stock. It is expected that this amount may change from time to time.

Item 6.  Indemnification of Directors and Officers.

         Section 2.02-1 of the Texas Business Corporation Act (the "TBCA") empowers a corporation to indemnify its directors and officers and to purchase and maintain liability insurance for directors and officers. Section 2.02-1 of the TBCA permits indemnification of directors and officers of corporations under certain conditions and subject to certain limitations and, under certain circumstances, requires such indemnification. The TBCA provides further that a provision for indemnification of a director, whether contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, an agreement, or otherwise, is valid only to the extent it is consistent with
Article 2.02-1 of the TBCA, as limited by the articles of incorporation, if such limitation exists. Article 11 of the Registrant's Articles of Incorporation contains a provision providing for indemnification of directors and officers to the full extent permitted by law. Section 8.01 of the Registrant's Bylaws, as amended, contains a provision providing for indemnification to the full extent permitted by law.

Item 7.  Exemption from Registration Claimed

               Not Applicable.

Item 8.  Exhibits

               Exhibit Number and Description                        Page Number
               ------------------------------                        -----------

               (4) Instruments defining the rights of security holders, including indentures
                    (4.1) Aztec Manufacturing Co. Employee
                          Benefit Plan and Trust, effective
                          November 1, 1999
                    (4.2) 401(k) Profit Sharing Plan and Trust
                    (4.3) Addendum
                    (4.4) Adoption Agreement

               (23) Consent of independent auditors
                    (23.1) Consent of Ernst & Young LLP

               (24) Power of Attorney

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         The undersigned Registrant undertakes to submit the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the plan.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions summarized under Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 7, 1999.

                                    AZTEC MANUFACTURING CO.

                                    By: /s/ Dana L. Perry
                                       -----------------------------------------
                                         Dana L. Perry, Principal Accounting
                                          Officer, Principal Financial
                                                Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                            Date
---------                   -----                            ----

* /s/ L.C. Martin           Principal Executive Officer      December 7, 1999
------------------------
L.C. Martin                 and Director


  /s/ Dana L. Perry         Principal Accounting Officer,    December 7, 1999
------------------------
Dana L. Perry               Principal Financial Officer,
                            and Director


* /s/ David H. Dingus       President, Chief Operating       December 7, 1999
------------------------
David H. Dingus             Officer and Director


* /s/ Robert H. Johnson     Director                         December 7, 1999
------------------------
Robert H. Johnson


* /s/ Martin C. Bowen       Director                         December 7, 1999
------------------------
Martin C. Bowen


* /s/ W. C. Walker          Director                         December 7, 1999
------------------------
W.C. Walker

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* /s/ R. J. Schumacher      Director                         December 7, 1999
------------------------
R. J. Schumacher


* /s/ Sam Rosen             Director                         December 7, 1999
------------------------
Sam Rosen


* /s/ Dr. H. Kirk Downey    Director                         December 7, 1999
------------------------
Dr. H. Kirk Downey


* /s/ Kevern R. Joyce       Director                         December 7, 1999
------------------------
Kevern R. Joyce

*  Power of Attorney

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